Filed Pursuant to Rule 433
                                                 Registration Number: 333-133181


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

                                  $738,011,000

                                 BCAP LLC TRUST
                                2007-AA1, GROUP I

                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                            BCAP LLC Trust, 2007-AA1
                                     Issuer

                                    BCAP LLC
                                    Depositor

                           Countrywide Home Loans Inc.
                                   Originator

                       Countrywide Home Loans Servicing LP
                                    Servicer

                      Deutsche Bank National Trust Company
                                     Trustee

                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

    The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

    The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

    The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

    The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1337454/000091412106002138/
by903095-s3a3.txt


     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

    Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


Transaction Summary
-------------------

                                     $738,011,000
                           BCAP LLC Trust, 2007-AA1, Group I


                          Expected       Credit     Certificate
                           Ratings      Support %    Interest     Wall (years)
Class      Size (1)     (Moody's/S&P)    (1)(2)        Rate           (5)        Collateral (6)   Certificate Type
------------------------------------------------------------------------------------------------------------------
                                               Offered Certificates
------------------------------------------------------------------------------------------------------------------
I-A-1    $366,134,000      Aaa/AAA         15.17%    LIBOR (3)        1.00        Hybrid ARMs     Superior Senior
I-A-2    $120,505,000      Aaa/AAA         15.17%    LIBOR (3)        3.00        Hybrid ARMs     Superior Senior
I-A-3    $143,159,000      Aaa/AAA         15.17%    LIBOR (3)        5.65        Hybrid ARMs     Superior Senior
I-A-4     $69,977,000      Aaa/AAA          5.75%    LIBOR (3)        2.44        Hybrid ARMs       Mezz Senior
I-M-1     $11,879,000      Aa1/AA+          4.15%    LIBOR (4)        4.44        Hybrid ARMs       Subordinate
I-M-2      $5,197,000      Aa2/AA           3.45%    LIBOR (4)        4.44        Hybrid ARMs       Subordinate
I-M-3      $3,712,000      Aa3/AA-          2.95%    LIBOR (4)        4.43        Hybrid ARMs       Subordinate
I-M-4      $2,970,000       A1/A+           2.55%    LIBOR (4)        4.41        Hybrid ARMs       Subordinate
I-M-5      $3,712,000       A2/A            2.05%    LIBOR (4)        4.35        Hybrid ARMs       Subordinate
I-M-6      $2,970,000     Baa1/BBB+         1.65%    LIBOR (4)        4.20        Hybrid ARMs       Subordinate
I-M-7      $3,712,000     Baa3/BBB          1.15%    LIBOR (4)        3.95        Hybrid ARMs       Subordinate
I-M-8      $4,084,000      NR/BBB-          0.60%    LIBOR (4)        3.36        Hybrid ARMs       Subordinate



(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.
(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, OC, loss allocation and excess spread all as more fully described herein. The expected initial credit enhancement percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial OC level for the Offered Certificates will equal approximately 0.60% of the Cut-off Date unpaid principal balance of the mortgage loans and the Overcollateralization Target Amount for the Offered Certificates will equal 0.60% of the Cut-Off Date unpaid principal balance of the mortgage loans. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the OC level at the Overcollateralization Target Amount.
(3) The Certificate Interest Rate for the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates (collectively, the "Class I-A Certificates") will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the weighted average of the net mortgage rates on the mortgage loans, adjusted to account for any net swap payments or swap termination payments payable to the swap counterparty, and adjusted to an actual over 360-day rate. Beginning on the first Distribution Date after the first possible Optional Clean-Up Call, the margin for the Class I-A Certificates will increase to 2.0 times the original margin.
(4) The Certificate Interest Rate for the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates (collectively, the "Class I-M Certificates") will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the weighted average of the net mortgage rates on the mortgage loans, adjusted to account for any net swap payments or swap termination payments payable to the swap counterparty, and adjusted to an actual over 360-day rate. Beginning on the first Distribution Date after the first possible Optional Clean-Up Call, the margin for the Class I-M Certificates will increase to 1.5 times the original margin.
(5) WALs are calculated assuming that the 10% Optional Clean-Up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 30% CPR.
(6) The pool will consist of conventional, 5-, 7- and 10-year hybrid adjustable rate mortgages with maturities up to 40 years.

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Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


Transaction Structure
---------------------

                                                                                                       Offered
                                                                                                    Certificates
                                                                                                    _  _  _  _  _
                                                                                                  |              |
|--------------------|    Mortgage    |------------------|     Mortgage    |-------------------|      Class I-A     |-------------|
|                    |      Loans     |                  |       Loans     |                   |  |  Certificates|  |  Investors  |
| Barclays Bank PCL  |--------------->|     BCAP LLC     | --------------->|   BCAP LLC Trust, |-- ---------------->--------------
|      (Seller)      |                |   (Depositor)    |                 |      2007-AA1     |  |              |
|                    |<---------------|                  | <---------------|      (Issuer)     |-- ---------------->|-------------|
|--------------------|    Class I-CE  |------------------|     Class I-CE  |-------------------|  |   Class I-M  |  |  Investors  |
                          and Class                            and Class                             Certificates   --------------
                             I-R                                  I-R                             | _  _  _  _  _|
                         Certificates                         Certificates


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Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


Description of the Mortgage Loans
---------------------------------

The mortgage loans ("Hybrid ARMs") are adjustable rate and are indexed to Six-Month LIBOR, One-Year LIBOR or One-Year CMT with initial rate adjustments occurring five, seven, or ten years after the date of origination. The mortgage loans are secured by first liens on one- to four-family residential properties. Approximately 94.07% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 5, 7or 10 years. After such interest only period, each such mortgage loan will fully amortize over its remaining term. The remaining approximately 5.93% of the mortgage loans fully amortize over their original term (not more than 40-years). Below is a further summary of the collateral characteristics of the mortgage loans in Group I (as of February 1, 2007):

     o    The mortgage loans were originated and are serviced by Countrywide.

     o The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. The prepayment penalties are generally soft, therefore borrowers will not be required to pay the penalty if the mortgaged property is sold. Prepayment penalty cashflows will not be available to pay any certificates.

          Prepayment Term   No Pre Pay  12 Months  36 Months   60 Months
          ---------------   ----------  ---------  ---------   ---------
          Total               65.91%      21.21%     8.46%      4.42%

     o Approximately 11.31% of the mortgage loans were originated with full and/or alternative documentation (Note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac).

     o The two states with the largest concentration are California (approximately 60.06%) and Florida (approximately 7.11%).

     o    The non-zero weighted average FICO score is approximately 712.

     o The weighted average LTV is approximately 73.17%. The weighted average CLTV including subordinate financing at the time of origination is approximately 79.01%.

     o None of the mortgage loans have an LTV over 80% without any primary mortgage insurance coverage.



                       % of   Gross    Net      WAM      Gross     Net    Initial  Periodic    Max     Mos.
                       Pool    WAC     WAC     (months)  Margin   Margin    Cap      Cap       Rate     To
                               (%)     (%)                (%)      (%)      (%)      (%)       (%)     Reset
                     ------   ------  ------   --------  ------   ------   -----   --------   ------   -----
           5-Year      40.99   6.465   6.261     359      2.270   2.066    5.082    1.986     11.548     59
           7-Year      49.16   6.641   6.441     359      2.260   2.060    5.027    1.993     11.673     82
           10-Year      9.85   6.573   6.372     358      2.262   2.061    5.000    2.000     11.573    118
           Total      100.00   6.563   6.360     359      2.264   2.062    5.047    1.991     11.612     76


      Please note that the collateral information on the Mortgage Loans included herein is preliminary and subject to change.

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Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------



PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------

--------------------------------------------------------------------------------------
Issuer:                        BCAP LLC Trust 2007-AA1 will issue the Mortgage
                               Pass-Through Certificates, Series 2007-AA1. The
                               certificates and the mortgage loans will be divided
                               into two separate groups ("Group I" and "Group II").
                               All of the references in this term sheet to mortgage
                               loans, certificates, the interest rate swap
                               agreement and payments made thereon relate solely to
                               Group I.
--------------------------------------------------------------------------------------
Depositor:                     BCAP LLC.
--------------------------------------------------------------------------------------
Originator:                    Countrywide Home Loans Inc.
--------------------------------------------------------------------------------------
Servicer:                      Countrywide Home Loans Servicing LP.
--------------------------------------------------------------------------------------
Trustee:                       Deutsche Bank National Trust Company.
--------------------------------------------------------------------------------------
Sole Bookrunner:               Barclays Capital Inc.
--------------------------------------------------------------------------------------
Rating Agencies:               Moody's Investors Service and Standard & Poor's.
--------------------------------------------------------------------------------------
Cut-off Date:                  February 1, 2007.
--------------------------------------------------------------------------------------
Closing Date:                  February 27, 2007.
--------------------------------------------------------------------------------------
Distribution Date:             25th day of each month (or the next business day),
                               commencing March 2007.
--------------------------------------------------------------------------------------
Final Distribution Date:       February 2047.
--------------------------------------------------------------------------------------
Offered Certificates:          The Class I-A-1, Class I-A-2, Class I-A-3, Class
                               I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class
                               I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and
                               Class I-M-8 Certificates.
--------------------------------------------------------------------------------------
Class I-R Certificates:        Represent the residual interests in the REMICs.
--------------------------------------------------------------------------------------
Class I-CE Certificates:       The Class I-CE Certificates are not offered herein.
                               The Class I-CE Certificates will have an initial
                               certificate principal balance of approximately
                               $4,455,538, which is approximately equal to the
                               required initial overcollateralization. This is
                               based upon the notional amount of approximately
                               $742,466,538.
--------------------------------------------------------------------------------------
Due Period:                    With respect to any Distribution Date, the period
                               commencing on the second day of the month
                               immediately preceding the month in which such
                               Distribution Date occurs and ending on the first day
                               of the month in which such Distribution Date occurs.
--------------------------------------------------------------------------------------
Prepayment Period:             With respect to any Distribution Date is the
                               calendar month immediately preceding the month in
                               which such Distribution Date occurs.
--------------------------------------------------------------------------------------
Optional Clean-Up Call:        Under certain conditions as provided for in the
                               prospectus supplement, the holder of a majority
                               percentage interest in the Class I-R Certificate may
                               repurchase each of the mortgage loans when the
                               aggregate principal balance of the mortgage loans as
                               of the Cut-off Date is reduced to 10% of the
                               aggregate principal balance as of the Cut-off Date.
--------------------------------------------------------------------------------------
Registration:                  The Offered Certificates will be available in
                               book-entry form through DTC.
--------------------------------------------------------------------------------------
Denominations:                 The Offered Certificates are issuable in minimum
                               denominations of an original amount of $25,000 and
                               multiples of $1 in excess thereof.
--------------------------------------------------------------------------------------
Federal Tax Treatment:         The Offered Certificates will represent "regular
                               interests" in a REMIC and, to a limited extent,
                               interests in certain basis risk interest carryover
                               payments, which will be treated for tax purposes as
                               notional contracts. The tax advice contained in this
                               term sheet is not intended or written to be used,
                               and cannot be used, for the purpose of avoiding U.S.
                               federal, state, or local tax penalties. This advice
                               is written in connection with the promotion or
                               marketing by the Issuer and Depositor of the Offered
                               Certificates. You should seek advice based on your
                               particular circumstances from an independent tax
                               advisor.
--------------------------------------------------------------------------------------
ERISA Considerations:          The Offered Certificates generally may be purchased
                               by, on behalf of, or with plan assets of, a Plan,
                               subject to the considerations set forth in the
                               prospectus supplement. Plan fiduciaries should note
                               the additional representations deemed to be made
                               because of the Certificate Swap Agreement, which
                               will be described under "ERISA Considerations" in
                               the prospectus supplement relating to the Offered
                               Certificates. In addition, the Pension Protection
                               Act of 2006 makes significant changes to ERISA rules
                               relating to prohibited transactions and plan assets,
                               among other areas. Potential investors should
                               consult with their advisors regarding the
                               consequences of these changes.
--------------------------------------------------------------------------------------

                                       6

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Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

SMMEA Eligibility:             The Class I-A-1, Class I-A-2, Class I-A-3, Class
                               I-A-4, Class I-M-1, Class I-M-2 and Class I-M-3
                               Certificates will be "mortgage related securities"
                               for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984. If your investment
                               activities are subject to legal investment laws and
                               regulations, regulatory capital requirements, or
                               review by regulatory authorities, then you may be
                               subject to restrictions on investment in the Offered
                               Certificates. You should consult you own legal
                               advisors for assistance in determining the
                               suitability of and consequences to you of the
                               purchase, ownership, and sale of the Offered
                               Certificates.
--------------------------------------------------------------------------------------
P&I Advances:                  The Servicer will be obligated to advance, or cause
                               to be advanced, cash advances with respect to
                               delinquent payments of principal and interest on the
                               mortgage loans to the extent that the Servicer
                               reasonably believes that such cash advances can be
                               repaid from further payments of the mortgage loans.
                               These cash advances are only intended to maintain a
                               regular flow of scheduled interest and principal
                               payments on the Certificates and are not intended to
                               guarantee or insure against losses.
--------------------------------------------------------------------------------------
Net Mortgage Rate:             On any mortgage loan, the then applicable mortgage
                               rate thereon minus the sum of (1) the Servicing Fee
                               Rate and (2) any lender paid mortgage insurance
                               premium rate, if applicable.
--------------------------------------------------------------------------------------
Servicing Fee:                 With respect to each mortgage loan and any
                               Distribution Date, the fee payable to the Servicer
                               in respect of servicing compensation that accrues at
                               an annual rate equal to the servicing fee rate
                               multiplied by the stated principal balance of such
                               mortgage loan as of the first day of the related Due
                               Period.
--------------------------------------------------------------------------------------
Servicing Fee Rate:            0.200% per annum until each mortgage loan's
                               respective rate reset date and 0.375% per annum
                               thereafter.
--------------------------------------------------------------------------------------
Accrual Period:                The period from and including the preceding
                               Distribution Date (or from the Closing Date with
                               respect to the first Distribution Date) to and
                               including the day prior to the current Distribution
                               Date.
--------------------------------------------------------------------------------------
Interest Day Count:            The trustee will calculate interest on all of the
                               classes of Certificates on an actual/360 basis and
                               the Certificates will settle flat.
--------------------------------------------------------------------------------------
Credit Support for the         Subordination (includes initial OC):
Certificates:                  Initially 15.17% for the Class I-A-1, Class I-A-2,
                               and Class I-A-3 Certificates, 5.75% for the Class
                               I-A-4 Certificates, 4.15% for the Class I-M-1
                               Certificates, 3.45% for the Class I-M-2
                               Certificates, 2.95% for the Class I-M-3
                               Certificates, 2.55% for the Class I-M-4
                               Certificates, 2.05% for the Class I-M-5
                               Certificates, 1.65% for the Class I-M-6
                               Certificates, 1.15% for the Class I-M-7 Certificates
                               and 0.60% for the Class I-M-8 Certificates.

                               o     Overcollateralization ("OC")

                                     >   Initial (% Orig.)     0.60%
                                     >   OC Target (% Orig.)   0.60%
                                     >   OC Floor (% Orig.)    0.50%

                               o    Excess Spread, which will initially be equal
                                    to approximately 154 bps per annum (before
                                    losses) as of the Cut-off Date, is expected to
                                    be available to cover losses on all the
                                    Certificates and to replenish OC as needed.
--------------------------------------------------------------------------------------
Interest Available:            For any Distribution Date is equal to: (a)  the sum,
                               without duplication, of: (1)  all scheduled interest
                               on the mortgage loans due on the related due date
                               and received by the Servicer on or prior to the
                               related date of determination, less the Servicing
                               Fee and any payments made in respect of premiums on
                               lender paid mortgage insurance, (2)  all interest on
                               prepayments on the mortgage loans, (3)  all advances
                               relating to interest in respect of the mortgage
                               loans, (4)  amounts paid by the Servicer in respect
                               of Compensating Interest, (5)  the interest portion
                               of liquidation proceeds, insurance proceeds, and
                               condemnation proceeds of the mortgage loans received
                               during the related Prepayment Period (in each case,
                               net of unreimbursed expenses incurred in connection
                               with a liquidation or foreclosure and any
                               unreimbursed advances), and (6) the interest portion
                               of all proceeds of the repurchase of mortgage loans
                               during the preceding calendar month, minus (b) (1)
                               any Net Swap Payment due to the Certificate Swap
                               Provider and the amount of any Swap Termination
                               Payment due to the Certificate Swap Provider (other
                               than Defaulted Swap Termination Payments) payable
                               from available funds and (2)  all advances made by
                               the Servicer in respect of the mortgage loans
                               relating to interest and certain expenses not
                               reimbursed as of the prior due date.
--------------------------------------------------------------------------------------
Accrued Certificate Interest:  For any Distribution Date and each class of
                               Certificates, interest accrued during the related
                               accrual period at the then-applicable Certificate
                               Interest Rate on the related certificate principal
                               balance thereof immediately prior to such
                               Distribution Date, as reduced by that class's share
                               of net prepayment interest shortfalls and any
                               shortfalls resulting from the application of the
                               Servicemembers Civil Relief Act or any similar state
                               statute.
--------------------------------------------------------------------------------------

                                       7

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Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Certificate Interest Rate:     The Certificate Interest Rate for each class of
                               Offered Certificates will be a floating rate based
                               on the lesser of (i) One-Month LIBOR plus the
                               related margin, and (ii) the Net Rate Cap. Beginning
                               on the first Distribution Date after the first
                               possible Optional Clean-Up Call, the margin for the
                               Class I-A Certificates will increase to 2.0 times
                               the original margin and the margin for the Class I-M
                               Certificates will increase to 1.5 times the original
                               margin.
--------------------------------------------------------------------------------------
Compensating Interest:         With respect to any Distribution Date and any
                               mortgage loan that was subject to a principal
                               prepayment in full or in part during the related
                               Prepayment Period, which principal prepayment was
                               applied to such mortgage loan prior to such mortgage
                               loan's Due Date during such Prepayment Period, the
                               lesser of (x) the amount of interest that would have
                               accrued on the amount of such principal prepayment
                               during the period commencing on the date as of which
                               such principal prepayment was applied to such
                               mortgage loan and ending on the day immediately
                               preceding such Due Date, inclusive and (y) an amount
                               equal to one half of the lesser of (1) the Servicing
                               Fee payable to the Servicer for the prior Due Period
                               and (2) the aggregate Servicing Fee actually
                               received by the Servicer for the prior Due Period.
--------------------------------------------------------------------------------------
Principal Remittance Amount:   For any Distribution Date, the sum of (a) the
                               principal portion of all scheduled monthly payments
                               on the mortgage loans on the related due date or
                               received by the Servicer on or prior to the Servicer
                               remittance date or advanced by the Servicer for the
                               Servicer remittance date, (b) the principal portion
                               of all proceeds of the repurchase of mortgage loans
                               during the preceding calendar month; and (c) the
                               principal portion of all other unscheduled
                               collections received during the preceding calendar
                               month in respect of the mortgage loans, including,
                               without limitation, the principal portion of
                               liquidation proceeds, insurance proceeds and
                               condemnation proceeds of the mortgage loans received
                               during the Prepayment Period (in each case, net of
                               unreimbursed expenses incurred in connection with a
                               liquidation or foreclosure and any unreimbursed
                               advances).
--------------------------------------------------------------------------------------
Principal Distribution         For any Distribution Date, the sum of (a) the Basic
Amount:                        Principal Distribution Amount with respect to such
                               Distribution Date and (b) the Extra Principal
                               Distribution Amount.
--------------------------------------------------------------------------------------
Basic Principal Distribution   With respect to any Distribution Date, the excess of
Amount:                        (i) the aggregate Principal Remittance Amount for
                               that Distribution Date over (ii) the Excess
                               Overcollateralization Amount, if any, for that
                               Distribution Date.
--------------------------------------------------------------------------------------
Excess Overcollateralization   With respect to any Distribution Date, the excess,
Amount:                        if any, of (a) the Overcollateralization Amount on
                               that Distribution Date after taking into account
                               payments to the Offered Certificates of the
                               Principal Remittance Amount on such Distribution
                               Date over (b) the Overcollateralization Target
                               Amount.
--------------------------------------------------------------------------------------
Net Monthly Excess Cashflow:   For any Distribution Date, the excess of (x) the
                               available funds for such Distribution Date over (y)
                               the sum for such Distribution Date of (a) the
                               aggregate amount of Accrued Certificate Interest for
                               the Certificates and unpaid Interest Carryforward
                               Amount for the Class I-A Certificates and (b) the
                               aggregate Principal Remittance Amount used to make
                               payments in respect of principal to the Offered
                               Certificates and (c) Net Swap Payments owed to the
                               Certificate Swap Provider and any Swap Termination
                               Payments (other than Defaulted Swap Termination
                               Payments) payable from available funds.
--------------------------------------------------------------------------------------
Extra Principal Distribution   For any Distribution Date, the lesser of (i) the
Amount:                        Total Monthly Excess Spread for such Distribution
                               Date and (ii) the excess, if any, of (a) the
                               Overcollateralization Target Amount over (b) the
                               Overcollateralization Amount on such Distribution
                               Date after taking into account payments to the
                               Offered Certificates of the Principal Remittance
                               Amount on such Distribution Date.
--------------------------------------------------------------------------------------
Overcollateralization Amount:  For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the
                               mortgage loans (after giving effect to scheduled
                               payments of principal due during the related Due
                               Period, to the extent received or advanced, and
                               unscheduled collections of principal received during
                               the related Prepayment Period, after taking into
                               account any Realized Losses on the mortgage loans
                               incurred during the related Prepayment Period),
                               exceeds (ii) the aggregate principal balance of the
                               Offered Certificates as of such Distribution Date.
--------------------------------------------------------------------------------------
Senior Enhancement             For any Distribution Date, the percentage obtained
Percentage:                    by dividing (x) the sum of (i) the aggregate class
                               certificate balance of the Class I-M Certificates
                               and (ii) the Overcollateralization Amount (after
                               taking into account the distributions of the
                               Principal Distribution Amount for that Distribution
                               Date) by (y) the aggregate principal balance of the
                               mortgage loans for that Distribution Date.
--------------------------------------------------------------------------------------
Interest Carryforward Amount:  With respect to each class of Offered Certificates and each Distribution Date, is the excess of: (a)
                               Accrued Certificate Interest for such class with
                               respect to prior Distribution Dates, over (b)  the
                               amount actually distributed to such class with
                               respect to interest on prior Distribution Dates.
--------------------------------------------------------------------------------------

                                       8

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Senior Specified Enhancement   11.50%
Percentage:
--------------------------------------------------------------------------------------
Stepdown Date:                 The earlier to occur of (a) the Distribution Date
                               immediately following the Distribution Date on which
                               the aggregate class certificate balance of the Class
                               I-A Certificates has been reduced to zero and (b)
                               the later to occur of (i) the distribution date in
                               March 2010 and (ii) the first distribution date on
                               which the Senior Enhancement Percentage for the
                               Class I-A Certificates (calculated for this purpose
                               only after taking into account payments of principal
                               applied to reduce the stated principal balance of
                               the mortgage loans for that Distribution Date but
                               prior to any application of the Principal
                               Distribution Amount to the Certificates and
                               principal payments from the Certificate Swap Account
                               to the Certificates on that Distribution Date) is
                               greater than or equal to the Senior Specified
                               Enhancement Percentage.
--------------------------------------------------------------------------------------
Trigger Event:                 A "Trigger Event," with respect to each Distribution
                               Date,  exists if the three-month rolling average of
                               the percent equal to the sum of the aggregate
                               principal balance of the mortgage loans that are 60
                               days or more delinquent or are in bankruptcy or
                               foreclosure or are REO properties over the sum of
                               the aggregate principal balance of the mortgage
                               loans as of the last day of the related Due Period,
                               equals or exceeds the product of 40.00% and the
                               Senior Enhancement Percentage or if the Cumulative
                               Loss Test has been violated.
--------------------------------------------------------------------------------------
Overcollateralization Floor:   An amount equal to 0.50% of the aggregate principal
                               balance of the mortgage loans as of the Cut-off Date.
--------------------------------------------------------------------------------------
Overcollateralization Target   The initial OC level for the Offered Certificates
Amount:                        will equal approximately 0.60% of the Cut-off Date
                               unpaid principal balance of the mortgage loans. The
                               Overcollateralization Target Amount for the Offered
                               Certificates will equal (i) prior to the Stepdown
                               Date 0.60% of the Cut-off Date unpaid principal
                               balance of the mortgage loans, (ii) on or after the
                               Stepdown Date, if there is no Trigger Event in
                               effect, the greater of (a) 1.20% of the unpaid
                               principal balance of the mortgage loans (after
                               taking into account principal received on the
                               mortgage loans that is distributed on that
                               Distribution Date) and (b) the Overcollateralization
                               Floor and (iii) on or after the Stepdown Date, if a
                               Trigger Event is in effect, the
                               Overcollateralization Target Amount for the prior
                               Distribution Date. On or after the date on which the
                               aggregate class certificate balance of the Offered
                               Certificates has been reduced to zero, the
                               Overcollateralization Target Amount will equal zero.
--------------------------------------------------------------------------------------
Cumulative Loss Test:          The Cumulative Loss Test is violated on any
                               Distribution Date if the aggregate amount of
                               Realized Losses incurred on the mortgage loans since
                               the Cut-off Date through the last day of the related
                               Due Period divided by the aggregate principal
                               balance of the mortgage loans as of the Cut-off Date
                               exceeds the applicable percentages set forth below
                               with respect to such Distribution Date.


Distribution Date:                      Percentage:
------------------                      -----------

March 2009 through February 2010:       0.20% with respect to March 2009, plus an
                                        additional 1/12th of 0.25% for each month
                                        thereafter through February 2010.

March 2010 through February 2011:       0.45% with respect to March 2010, plus an
                                        additional 1/12th of 0.30% for each month
                                        thereafter through February 2011.

March 2011 through February 2012:       0.75% with respect to March 2011, plus an
                                        additional 1/12th of 0.35% for each month
                                        thereafter through February 2012.

March 2012 through February 2013:       1.10% with respect to March 2012, plus an
                                        additional 1/12th of 0.20% for each month
                                        thereafter through February 2013.

March 2013 and thereafter:              1.30% with respect to March 2013.
--------------------------------------------------------------------------------------

                                       9

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Priority of Payments:          Payments on the Certificates will be made on the
                               25th day of each month (or the next business day
                               thereafter). Interest Available will be distributed
                               according to the following priority:

                               Interest Payments:

                               1.   From Interest Available, on a pro rata basis, to
                                    the holders of the Class I-A-1, Class I-A-2,
                                    Class I-A-3 and Class I-A-4 Certificates, any
                                    related Accrued Certificate Interest and any
                                    related unpaid Interest Carryforward Amounts in
                                    proportion to such amounts;

                               2. From remaining Interest Available, to the holders of the Class I-M-1 Certificates, the Accrued Certificate Interest for such class;

                               3. From remaining Interest Available, to the holders of the Class I-M-2 Certificates, the Accrued Certificate Interest for such class;

                               4. From remaining Interest Available, to the holders of the Class I-M-3 Certificates, the Accrued Certificate Interest for such class;

                               5. From remaining Interest Available, to the holders of the Class I-M-4 Certificates, the Accrued Certificate Interest for such class;

                               6. From remaining Interest Available, to the holders of the Class I-M-5 Certificates, the Accrued Certificate Interest for such class;

                               7. From remaining Interest Available, to the holders of the Class I-M-6 Certificates, the Accrued Certificate Interest for such class;

                               8. From remaining Interest Available, to the holders of the Class I-M-7 Certificates, the Accrued Certificate Interest for such class;

                               9.   From remaining Interest Available, to the
                                    holders of the Class I-M-8 Certificates, the
                                    Accrued Certificate Interest for such class; and

                               10.  Any remainder to be included as Net Monthly
                                    Excess Cashflow as described below.

                                       10

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

Priority of Payments
(cont.):                       Principal Distributions:
                               Prior to the Stepdown Date or a Distribution Date on
                               which a Trigger Event is in effect, an amount equal
                               to the Principal Distribution Amount, in the
                               following order of priority:

                               1.   To the extent that interest funds are
                                    insufficient, any additional amounts necessary
                                    to make a Net Swap Payment and/or a Swap
                                    Termination Payment (other than a Swap
                                    Termination Payment due to a Defaulted Swap
                                    Termination Payment) due to the Certificate Swap
                                    Provider;

                               2.   To the Class I-A-1, Class I-A-2, Class I-A-3 and
                                    Class I-A-4 Certificates, on a pro rata basis,
                                    based on (x) the aggregate certificate principal
                                    balance of the Class I-A-1, Class I-A-2, and
                                    Class I-A-3 Certificates, and (y) the
                                    certificate principal balance of the Class I-A-4
                                    Certificates, as follows:

                                    (1) Sequentially to the holders of the Class
                                        I-A-1, Class I-A-2 and Class I-A-3
                                        Certificates, in that order, until the
                                        certificate principal balance of each such class has been reduced to zero; and

                                    (2) To the holders of the Class I-A-4
                                        Certificates, until the certificate
                                        principal balance of such class has been reduced to zero;

                               3.   To the holders of the Class I-M-1, Class I-M-2,
                                    Class I-M-3, Class I-M-4, Class I-M-5, Class
                                    I-M-6, Class I-M-7 and Class I-M-8 Certificates,
                                    sequentially in that order, until the
                                    certificate principal balance of each such class
                                    has been reduced to zero; and

                               4.   Any remainder to be included as part of Net
                                    Monthly Excess Cashflow as described below.

                               On or after the Stepdown Date and on a Distribution
                               Date on which a Trigger Event is not in effect, an amount up to the Principal Distribution Amount, in the following order of priority:

                               1.   To the extent that interest funds are
                                    insufficient, any additional amounts necessary
                                    to make a Net Swap Payment and/or a Swap
                                    Termination Payment (other than a Swap
                                    Termination Payment due to a Defaulted Swap
                                    Termination Payment) due to the Certificate Swap
                                    Provider;

                               2.   The Class I-A Principal Distribution Amount, pro
                                    rata, based on (x) the aggregate certificate
                                    principal balance of the Class I-A-1, Class
                                    I-A-2, and Class I-A-3 Certificates, and (y) the
                                    certificate principal balance of the Class I-A-4
                                    Certificates, to the Class I-A-1, Class I-A-2,
                                    Class I-A-3 and Class I-A-4 Certificates as
                                    follows:

                                    a.  Sequentially to the holders of the Class
                                        I-A-1, Class I-A-2 and Class I-A-3
                                        Certificates, in that order, until the
                                        certificate principal balance of each such class has been reduced to zero;

                                    b.  To the holders of the Class I-A-4
                                        Certificates, until the certificate
                                        principal balance of such class has been reduced to zero;

                               3.   To the holders of the Class I-M-1 Certificates,
                                    the Class I-M-1 Principal Distribution Amount
                                    until the certificate principal balance of such
                                    class has been reduced to zero;

                               4.   To the holders of the Class I-M-2 Certificates,
                                    the Class I-M-2 Principal Distribution Amount
                                    until the certificate principal balance of such
                                    class has been reduced to zero;

                               5.   To the holders of the Class I-M-3 Certificates,
                                    the Class I-M-3 Principal Distribution Amount
                                    until the certificate principal balance of such
                                    class has been reduced to zero;

                               6.   To the holders of the Class I-M-4 Certificates,
                                    the Class I-M-4 Principal Distribution Amount
                                    until the certificate principal balance of such
                                    class has been reduced to zero;

                               7.   To the holders of the Class I-M-5 Certificates,
                                    the Class I-M-5 Principal Distribution Amount
                                    until the certificate principal balance of such
                                    class has been reduced to zero;

                               8.   To the holders of the Class I-M-6 Certificates,
                                    the Class I-M-6 Principal Distribution Amount
                                    until the certificate principal balance of such
                                    class has been reduced to zero;

                               9.   To the holders of the Class I-M-7 Certificates,
                                    the Class I-M-7 Principal Distribution Amount
                                    until the certificate principal balance of such
                                    class has been reduced to zero;

                               10.  To the holders of the Class I-M-8 Certificates,
                                    the Class I-M-8 Principal Distribution Amount
                                    until the certificate principal balance of such
                                    class has been reduced to zero; and

                               11.  Any remainder to be included as part of Net
                                    Monthly Excess Cashflow as described below.
--------------------------------------------------------------------------------------

                                       11

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

Priority of Payments
(cont.):                       Net Monthly Excess Cashflow:

                               With respect to any Distribution Date, any Net
                               Monthly Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Net
                               Monthly Excess Cashflow:

                               1.   To the Class I-A and Class I-M Certificates then
                                    entitled to receive distributions in respect of
                                    principal, in an amount equal to the Extra
                                    Principal Distribution Amount, payable to such
                                    classes of certificates as part of the Principal
                                    Distribution Amount as described under
                                    "Principal Distributions" above;

                               2.   Sequentially, to the Class I-M-1, Class I-M-2,
                                    Class I-M-3, Class I-M-4, Class I-M-5, Class
                                    I-M-6, Class I-M-7 and Class I-M-8 Certificates,
                                    in that order, in each case in an amount equal
                                    to any Interest Carryforward Amount for each
                                    such class;

                               3. Sequentially, to the Class I-A Certificates as follows:

                                       a. First, to the Class I-A-1, Class I-A-2 and
                                          Class I-A-3 Certificates, on a pro rata
                                          basis, based on such Unpaid Realized Loss
                                          Amount, in an amount equal to the Unpaid
                                          Realized Loss Amount for each such class;

                                       b. Second, to the Class I-A-4 Certificates,
                                          in an amount equal to the Unpaid Realized
                                          Loss Amount for such class;

                               4.   Sequentially, to the Class I-M-1, Class I-M-2,
                                    Class I-M-3, Class I-M-4, Class I-M-5, Class
                                    I-M-6, Class I-M-7 and Class I-M-8 Certificates,
                                    in that order, in each case in an amount equal
                                    to the Unpaid Realized Loss Amount for each such
                                    class;

                               5.   Pro rata, to the Class I-A-1, Class I-A-2, Class
                                    I-A-3 and Class I-A-4 Certificates, to the
                                    extent needed to pay any unpaid Net Rate
                                    Carryover for each such class in proportion to
                                    such amounts;

                               6.   Sequentially, to the Class I-M-1, Class I-M-2,
                                    Class I-M-3, Class I-M-4, Class I-M-5, Class
                                    I-M-6, Class I-M-7 and Class I-M-8 Certificates,
                                    in that order, to the extent needed to pay any
                                    unpaid Net Rate Carryover for each such class;

                               7. To the Certificate Swap Account, the amount of any Defaulted Swap Termination Payment due to the Certificate Swap Provider under the Certificate Swap Agreement; and

                               8.   To fund distributions to the holders of the
                                    Class I-CE and I-R Certificates in each case in
                                    the amounts specified in the pooling and
                                    servicing agreement.
--------------------------------------------------------------------------------------
Net Rate Carryover:            If on any Distribution Date, the Certificate
                               Interest Rate for any class of Offered Certificates
                               is based upon the Net Rate Cap, the sum of (x) the
                               excess of (i) the amount of Accrued Certificate
                               Interest that would otherwise have been
                               distributable on that Distribution Date had the
                               Certificate Interest Rate not been subject to the
                               Net Rate Cap, over (ii) the amount of Accrued
                               Certificate Interest distributable on such class of
                               certificates on that Distribution Date based on the
                               Net Rate Cap and (y) the unpaid portion of any such
                               excess described in clause (x) from prior
                               Distribution Dates (and related accrued interest at
                               the then applicable Certificate Interest Rate on
                               that class of certificates, without giving effect to
                               the Net Rate Cap) is the "Net Rate Carryover" on
                               those classes of certificates.
--------------------------------------------------------------------------------------
Net Rate Cap:                  With respect to any Distribution Date and any class
                               of Class I-A and Class I-M Certificates, the per
                               annum rate equal to (a) the weighted average of the
                               Net Mortgage Rates on the mortgage loans as of the
                               end of the prior Due Period, weighted on the basis
                               of the stated principal balances thereof as of the
                               end of the prior Due Period and adjusted to account
                               for any Net Swap Payments or Swap Termination
                               Payments (other than a Defaulted Swap Termination
                               Payment) payable from available funds to the
                               Certificate Swap Provider, times (b) a fraction
                               equal to (x) 30 divided by (y) the actual number of
                               days in the related Accrual Period.
--------------------------------------------------------------------------------------
Class I-A Principal            The Class I-A Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the
                               aggregate certificate principal balance of the Class
                               I-A Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the
                               product of (i) 88.50% and (ii) the principal balance
                               of the mortgage loans as of the last day of the
                               related Due Period and (B) the aggregate principal
                               balance of the mortgage loans as of the last day of
                               the Due Period minus the  Overcollateralization
                               Floor.
--------------------------------------------------------------------------------------
Class I-M-1 Principal          The Class I-M-1 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the sum
                               of (i) the aggregate certificate principal balance
                               of the Class I-A Certificates (after taking into
                               account the payment of the Class I-A Principal
                               Distribution Amount) and (ii) the certificate
                               principal balance of the Class I-M-1 Certificates
                               immediately prior to such Distribution Date over (y)
                               the lesser of (A) the product of (i) 91.70% and (ii)
                               the principal balance of the mortgage loans as of
                               the last day of the related Due Period and (B) the
                               aggregate principal balance of the mortgage loans as
                               of the last day of the related Due Period minus the
                               Overcollateralization Floor.

                                       12


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Class I-M-2 Principal          The Class I-M-2 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the sum
                               of (i) the aggregate certificate principal balance
                               of the Class I-A and Class I-M-1 Certificates (after
                               taking into account the payment of the Class I-A and
                               Class I-M-1 Principal Distribution Amount) and (ii)
                               the Certificate Principal Balance of the Class I-M-2
                               Certificates immediately prior to such Distribution
                               Date over (y) the lesser of (A) the product of (i)
                               93.10% and (ii) the principal balance of the
                               mortgage loans as of the last day of the related Due
                               Period and (B) the aggregate principal balance of
                               the  mortgage loans as of the last day of the
                               related Due Period minus the Overcollateralization
                               Floor.
--------------------------------------------------------------------------------------
Class I-M-3 Principal          The Class I-M-3 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the sum
                               of (i) the aggregate certificate principal balance
                               of the Class I-A, Class I-M-1 and Class I-M-2
                               Certificates (after taking into account the payment
                               of the Class I-A, Class I-M-1 and Class I-M-2
                               Principal Distribution Amount) and (ii) the
                               Certificate principal balance of the Class I-M-3
                               Certificates immediately prior to such Distribution
                               Date over (y) the lesser of (A) the product of (i)
                               94.10% and (ii) the principal balance of the
                               mortgage loans as of the last day of the related Due
                               Period and (B) the aggregate principal balance of
                               the mortgage loans as of the last day of the related
                               Due Period minus the Overcollateralization Floor.
--------------------------------------------------------------------------------------
Class I-M-4 Principal          The Class I-M-4 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the sum
                               of (i) the aggregate certificate principal balance
                               of the Class I-A, Class I-M-1, Class I-M-2 and Class
                               I-M-3 Certificates (after taking into account the
                               payment of the Class I-A, Class I-M-1, Class I-M-2
                               and Class I-M-3 Principal Distribution Amount) and
                               (ii) the certificate principal balance of the Class
                               I-M-4 Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the
                               product of (i) 94.90% and (ii) the principal balance
                               of the mortgage loans as of the last day of the
                               related Due Period and (B) the aggregate principal
                               balance of the related mortgage loans as of the last
                               day of the related Due Period minus the
                               Overcollateralization Floor.
--------------------------------------------------------------------------------------
Class I-M-5 Principal          The Class I-M-5 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the sum
                               of (i) the aggregate certificate principal balance
                               of the Class I-A, Class I-M-1, Class I-M-2, Class
                               I-M-3 and Class I-M-4 Certificates (after taking
                               into account the payment of the Class I-A, Class
                               I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4
                               Principal Distribution Amount) and (ii) the
                               certificate principal balance of the Class I-M-5
                               Certificates immediately prior to such Distribution
                               Date over (y) the lesser of (A) the product of (i)
                               95.90% and (ii) the principal balance of the
                               mortgage loans as of the last day of the related Due
                               Period and (B) the aggregate principal balance of
                               the related mortgage loans as of the last day of the
                               related Due Period minus the Overcollateralization
                               Floor.
--------------------------------------------------------------------------------------
Class I-M-6 Principal          The Class I-M-6 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the sum
                               of (i) the aggregate certificate principal balance
                               of the Class I-A, Class I-M-1, Class I-M-2, Class
                               I-M-3 , Class I-M-4 and Class I-M-5 Certificates
                               (after taking into account the payment of the Class
                               I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class
                               I-M-4 and Class I-M-5 Principal Distribution Amount)
                               and (ii) the certificate principal balance of the
                               Class I-M-6 Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the
                               product of (i) 96.70% and (ii) the principal balance
                               of the mortgage loans as of the last day of the
                               related Due Period and (B) the aggregate principal
                               balance of the related mortgage loans as of the last
                               day of the related Due Period minus the
                               Overcollateralization Floor.
--------------------------------------------------------------------------------------
Class I-M-7 Principal          The Class I-M-7 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the sum
                               of (i) the aggregate certificate principal balance
                               of the Class I-A, Class I-M-1, Class I-M-2, Class
                               I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6
                               Certificates (after taking into account the payment
                               of the Class I-A, Class I-M-1, Class I-M-2, Class
                               I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6
                               Principal Distribution Amount) and (ii) the
                               certificate principal balance of the Class I-M-7
                               Certificates immediately prior to such Distribution
                               Date over (y) the lesser of (A) the product of (i)
                               97.70% and (ii) the principal balance of the
                               mortgage loans as of the last day of the related Due
                               Period and (B) the aggregate principal balance of
                               the related mortgage loans as of the last day of the
                               related Due Period minus the Overcollateralization
                               Floor.
--------------------------------------------------------------------------------------
Class I-M-8 Principal          The Class I-M-8 Principal Distribution Amount is an
Distribution Amount:           amount equal to the excess, if any, of (x) the sum
                               of (i) the aggregate certificate principal balance
                               of the Class I-A, Class I-M-1, Class I-M-2, Class
                               I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and
                               Class I-M-7 Certificates (after taking into account
                               the payment of the Class I-A, Class I-M-1, Class
                               I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class
                               I-M-6 and Class I-M-7 Principal Distribution Amount)
                               and (ii) the certificate principal balance of the
                               Class I-M-8 Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the
                               product of (i) 98.80% and (ii) the principal balance
                               of the mortgage loans as of the last day of the
                               related Due Period and (B) the aggregate principal
                               balance of the related mortgage loans as of the last
                               day of the related Due Period minus the
                               Overcollateralization Floor.
--------------------------------------------------------------------------------------

                                       13

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Total Monthly Excess Spread:   As to any Distribution Date equals the excess, if
                               any, of (x) the interest on the mortgage loans
                               received by the Servicer on or prior to the related
                               date of determination or advanced by the Servicer
                               for the Servicer remittance date, net of the
                               Servicing Fee and any payments made in respect of
                               premium on lender paid mortgage insurance, over (y)
                               the sum of the amount paid as interest to the
                               Certificates at their respective interest rates and
                               any Net Swap Payment and Swap Termination Payment
                               (other than a Defaulted Swap Termination Payment)
                               payable to the Certificate Swap Provider from
                               available funds.
--------------------------------------------------------------------------------------
Realized Losses:               With respect to any Distribution Date and any
                               defaulted mortgage loan, the excess of the Stated
                               Principal Balance of such defaulted mortgage loan
                               over the liquidation proceeds allocated to principal
                               that have been received with respect to such
                               mortgage loan on or at any time prior to the Due
                               Period after such mortgage loan has been liquidated.
--------------------------------------------------------------------------------------
Allocation of Losses:          After the credit enhancement provided by excess
                               cashflow and overcollateralization (if any) and
                               interest rate support provided by Net Swap Payments
                               paid to the trust have been exhausted, collections
                               otherwise payable to the Class I-M Certificates will
                               comprise the sole source of funds from which credit
                               enhancement is provided to the Class I-A
                               Certificates. Realized losses are allocated to the
                               Class I-M Certificates, beginning with the Class I-M
                               Certificates with the lowest distribution priority,
                               until the class certificate balance of the Class I-M
                               Certificates has been reduced to zero. If the
                               aggregate class certificate balance of the Class I-M
                               Certificates is reduced to zero, any realized losses
                               on the mortgage loans will then be allocated to the
                               Class I-A Certificates in the following order, first
                               to Class I-A-4 Certificates and then, on a pro rata
                               basis based upon certificate principal balances, to
                               the Class I-A-1, Class I-A-2 and Class I-A-3
                               Certificates.
--------------------------------------------------------------------------------------
Applied Realized Loss          If on any Distribution Date, after giving effect to
Amounts:                       the distributions described above, the aggregate
                               class certificate balance of the Offered
                               Certificates exceeds the aggregate principal balance
                               of the mortgage loans, the amount of such excess
                               will be applied to reduce the class certificate
                               balances of the Class I-M-8, Class I-M-7 Class
                               I-M-6, Class I-M-5, Class I-M-4, Class I-M-3, Class
                               I-M-2 and Class I-M-1 Certificates, sequentially in
                               that order, in each case until the class certificate
                               balance of such class has been reduced to zero.
                               After the class certificate balances of the Class
                               I-M certificates have been reduced to zero, if the
                               aggregate class certificate balance of the Class I-A
                               certificates exceeds the aggregate principal balance
                               of the mortgage loans, the amount of such excess
                               will be applied to reduce the class certificate
                               balances of the Class I-A Certificates in the
                               following order, first to the Class I-A-4
                               Certificates and then, on a pro rata basis based
                               upon certificate principal balances, to the Class
                               I-A-1, Class I-A-2 and Class I-A-3 Certificates. Any
                               such reduction described in this paragraph is an
                               "Applied Realized Loss Amount."

                               Interest on any class of certificates, the class
                               certificate balance of which has been reduced
                               through the application of Applied Realized Loss
                               Amounts as described above, will accrue for the
                               related class of certificates on the class
                               certificate balance as so reduced unless the class
                               certificate balance is subsequently increased due to
                               the allocation of subsequent recoveries to the class
                               certificate balance of such class as is further
                               described in "Priority of Payments -- Net Monthly
                               Excess Cashflow" above.
--------------------------------------------------------------------------------------
Unpaid Realized Loss Amount:   For any class of Certificates, (x) the portion of
                               the aggregate Applied Realized Loss Amount
                               previously allocated to that class remaining unpaid
                               from prior Distribution Dates minus (y) any increase
                               in the class certificate balance of that class due
                               to the allocation of Subsequent Recoveries to the
                               class certificate balance of that class.
--------------------------------------------------------------------------------------
Subsequent Recoveries:         Unexpected recoveries received after the
                               determination by the Servicer that it has received
                               all proceeds it expects to receive, with respect to
                               the liquidation of a mortgage loan that resulted in
                               a Realized Loss (other than the amount of such net
                               recoveries representing any profit realized by the
                               Servicer in connection with the liquidation of any
                               mortgage loan and net of reimbursable expenses) in a
                               month prior to the month of the receipt of such
                               recoveries.
--------------------------------------------------------------------------------------

                                       14

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Certificate Swap Agreement:    On or before the closing date, the trust will enter
                               into an interest rate swap agreement with Barclays
                               Bank PLC, as Certificate Swap Provider. The trustee
                               will be appointed to receive and distribute funds on
                               behalf of the trust, pursuant to the Certificate
                               Swap Agreement, and an account will be established
                               to deposit funds so received ("Certificate Swap
                               Account"). On each payment date, the trustee, on
                               behalf of the trust will be obligated to make fixed
                               payments under the Certificate Swap Agreement at a
                               rate of 5.280% per annum and the Certificate Swap
                               Provider will be obligated to make floating payments
                               at one-month LIBOR (as determined pursuant to the
                               related Certificate Swap Agreement), in each case
                               calculated on a notional amount equal to the
                               applicable scheduled notional amount for the related
                               payment date, adjusted to a monthly basis. With
                               respect to each payment date, only the net amount of
                               the two obligations will be paid by the appropriate
                               party ("Net Swap Payment").

                               To the extent that a fixed payment exceeds a
                               floating payment on any payment date, amounts
                               otherwise available to certificateholders will be
                               applied to make a Net Swap Payment to the
                               Certificate Swap Provider, and to the extent that a
                               floating payment exceeds a fixed payment on any
                               payment date, the Certificate Swap Provider will owe
                               a Net Swap Payment to the trust. Any net amounts
                               received by the trust under the Certificate Swap
                               Agreement will be deposited in the Certificate Swap
                               Account and applied to make payments as described in
                               "Distributions from the Certificate Swap Account"
                               below. The Certificate Swap Agreement will provide
                               only temporary, limited protection against upward
                               movements in One-Month LIBOR, and, to the extent
                               described in this term sheet, may diminish the
                               amount of basis risk shortfalls experienced by the
                               Certificates during the periods the Certificate Swap
                               Agreement is in effect, as specified in the
                               Certificate Swap Agreement.

                               Upon early termination of either of the Certificate
                               Swap Agreement, the trust, or the swap provider may
                               be liable to make a Swap Termination Payment to the
                               other party (regardless of which party has caused
                               the termination). A Swap Termination Payment will be
                               computed in accordance with the procedures set forth
                               in the Certificate Swap Agreement (any such payment,
                               a "Swap Termination Payment"). In the event that the
                               trust is required to make a Swap Termination Payment
                               to the Certificate Swap Provider, such amount (to
                               the extent not paid by the trustee from any upfront
                               payment  received pursuant to any replacement
                               Certificate Swap Agreement that may be entered into
                               by the trust) will be paid by the trust on the
                               related payment date and on any subsequent payment
                               dates until paid in full, prior to any distribution
                               to the certificateholders, except for certain Swap
                               Termination Payment resulting from an event of
                               default or certain termination events with respect
                               to the Certificate Swap Provider as will be further
                               described in the prospectus supplement (a "Defaulted
                               Swap Termination Payment"), for which payments by
                               the trust to the Certificate Swap Provider will be
                               subordinated to all distributions to the
                               certificateholders.
--------------------------------------------------------------------------------------

                                       15


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
Distributions from the         On or prior to each Distribution Date, following the
Certificate Swap Account:      distributions of Net Monthly Excess Cashflow
                               described under "Priority of Payments -- Net Monthly
                               Excess Cashflow" above, the trustee shall distribute
                               any amounts on deposit in the Certificate Swap
                               Account in the following amounts and order of
                               priority:

                               1.   to the Certificate Swap Provider, the sum of (x)
                                    all Net Swap Payments and (y) any Swap
                                    Termination Payment, other than a Defaulted Swap
                                    Termination Payment, if any, owed to the
                                    Certificate Swap Provider for that Distribution
                                    Date (to the extent not previously paid by a
                                    replacement swap provider);

                               2.   concurrently to the holders of the Class I-A-1,
                                    Class I-A-2, Class I-A-3,and Class I-A-4
                                    Certificates, pro rata based on their respective
                                    entitlements, any remaining Accrued Certificate
                                    Interest and Interest Carryforward Amount;

                               3.   sequentially, to the holders of the Class I-M-1,
                                    Class I-M-2, Class I-M-3, Class I-M-4, Class
                                    I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                    Certificates, in that order, in each case in an
                                    amount equal to any remaining Accrued
                                    Certificate Interest and Interest Carryforward
                                    Amount for such class;

                               4.   concurrently, to the holders of the Class I-A-1,
                                    Class I-A-2, Class I-A-3 and Class I-A-4
                                    Certificates, to the extent needed to pay any
                                    remaining Net Rate Carryover for each such
                                    class, pro rata, based on the amount of such
                                    remaining Net Rate Carryover;

                               5.   sequentially, to the holders of the Class I-M-1,
                                    Class I-M-2, Class I-M-3, Class I-M-4, Class
                                    I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                    Certificates, in that order, to the extent
                                    needed to pay any remaining Net Rate Carryover
                                    for each such class;

                               6.   to the extent not paid from available funds,
                                    from the Certificate Swap Account, to pay any
                                    principal on the Class I-A Certificates and on
                                    the Class I-M Certificates, in accordance with
                                    the principal payment provisions described above
                                    (under "Priority of Payments -- Principal
                                    Distributions") in an amount necessary to
                                    restore the applicable Overcollateralization
                                    Target Amount as a result of current or prior
                                    Realized Losses not previously reimbursed;

                               7. sequentially, to the Class I-A Certificates in the following order:

                                    a.  first, to the holders of the Class I-A-1,
                                        Class I-A-2 and Class I-A-3 Certificates, on
                                        a pro rata basis, in an amount and based on
                                        an amount equal to the remaining Unpaid
                                        Realized Loss Amount for each such class;

                                    b.  second, to the holders of the Class I-A-4
                                        Certificates, in an amount equal to the
                                        remaining Unpaid Realized Loss Amount for such class;

                               8.   sequentially, to the holders of the Class I-M-1,
                                    Class I-M-2, Class I-M-3, Class I-M-4, Class
                                    I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                    Certificates, in that order, in each case in an
                                    amount equal to the remaining Unpaid Realized
                                    Loss Amount for such class;

                               9.   to the Certificate Swap Provider, any Defaulted
                                    Swap Termination Payment owed to the Certificate
                                    Swap Provider for that Distribution Date; and

                               10. to the holders of the Class I-CE Certificates, any remaining amounts.

                               Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the trustee will distribute any remaining amount on deposit in the Certificate Swap
                               Account to the Certificate Swap Provider, only to the extent necessary to cover any Swap Termination
                               Payment under the Certificate Swap Agreement due to a Defaulted Swap Termination Payment payable to the Swap Counterparty with respect to such Distribution
                               Date.

--------------------------------------------------------------------------------
Certificate Swap Provider:     Barclays Bank PLC ("Barclays").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


Swap Agreement Balance Schedule
-------------------------------

Period      Date         Notional           Period      Date         Notional
------   ----------   ---------------       ------   ----------   --------------
     1    3/25/2007   $742,466,538.16           61    3/25/2012   $73,383,466.36
     2    4/25/2007   $720,685,509.48           62    4/25/2012   $71,229,550.07
     3    5/25/2007   $699,543,248.75           63    5/25/2012   $69,138,828.48
     4    6/25/2007   $679,021,027.77           64    6/25/2012   $67,109,448.11
     5    7/25/2007   $659,100,667.29           65    7/25/2012   $65,139,609.83
     6    8/25/2007   $639,764,521.00           66    8/25/2012   $63,227,567.27
     7    9/25/2007   $620,995,459.82           67    9/25/2012   $61,371,625.26
     8   10/25/2007   $602,776,856.82           68   10/25/2012   $59,570,138.34
     9   11/25/2007   $585,092,572.44           69   11/25/2012   $57,821,509.30
    10   12/25/2007   $567,926,940.25           70   12/25/2012   $56,124,187.76
    11    1/25/2008   $551,264,753.06           71    1/25/2013   $54,476,668.80
    12    2/25/2008   $535,091,249.47           72    2/25/2013   $52,877,491.64
    13    3/25/2008   $519,392,100.80           73    3/25/2013   $51,325,238.32
    14    4/25/2008   $504,153,398.39           74    4/25/2013   $49,818,532.47
    15    5/25/2008   $489,361,641.35           75    5/25/2013   $48,356,038.08
    16    6/25/2008   $475,003,724.53           76    6/25/2013   $46,936,458.31
    17    7/25/2008   $461,066,926.96           77    7/25/2013   $45,558,534.34
    18    8/25/2008   $447,538,900.61           78    8/25/2013   $44,221,044.29
    19    9/25/2008   $434,407,659.41           79    9/25/2013   $42,922,802.10
    20   10/25/2008   $421,661,568.69           80   10/25/2013   $41,662,656.47
    21   11/25/2008   $409,289,334.84           81   11/25/2013   $39,897,901.84
    22   12/25/2008   $397,279,995.35           82   12/25/2013   $35,294,478.14
    23    1/25/2009   $385,622,909.06           83    1/25/2014    $6,410,633.27
    24    2/25/2009   $374,307,746.80           84    2/25/2014    $6,163,230.78
    25    3/25/2009   $363,324,482.18           85    3/25/2014    $5,982,136.27
    26    4/25/2009   $352,663,382.78           86    4/25/2014    $5,806,359.67
    27    5/25/2009   $342,315,001.48           87    5/25/2014    $5,635,744.91
    28    6/25/2009   $332,270,168.13           88    6/25/2014    $5,470,140.47
    29    7/25/2009   $322,519,981.41           89    7/25/2014    $5,309,399.30
    30    8/25/2009   $313,055,800.98           90    8/25/2014    $5,153,378.64
    31    9/25/2009   $303,869,239.80           91    9/25/2014    $5,001,939.94
    32   10/25/2009   $294,952,156.72           92   10/25/2014    $4,854,948.70
    33   11/25/2009   $286,296,649.27           93   11/25/2014    $4,712,274.37
    34   12/25/2009   $277,895,046.65           94   12/25/2014    $4,573,790.25
    35    1/25/2010   $269,739,902.98           95    1/25/2015    $4,439,373.32
    36    2/25/2010   $261,823,990.65           96    2/25/2015    $4,308,904.21
    37    3/25/2010   $254,140,293.98           97    3/25/2015    $4,182,267.02
    38    4/25/2010   $246,682,002.97           98    4/25/2015    $4,059,349.27
    39    5/25/2010   $239,442,507.27           99    5/25/2015    $3,940,041.77
    40    6/25/2010   $232,415,390.35          100    6/25/2015    $3,824,238.54
    41    7/25/2010   $225,594,423.80          101    7/25/2015    $3,711,836.70
    42    8/25/2010   $218,973,561.83          102    8/25/2015    $3,602,736.42
    43    9/25/2010   $212,546,935.90          103    9/25/2015    $3,496,840.75
    44   10/25/2010   $206,308,849.55          104   10/25/2015    $3,394,055.62
    45   11/25/2010   $200,253,773.33          105   11/25/2015    $3,294,289.72
    46   12/25/2010   $194,376,339.91          106   12/25/2015    $3,197,454.40
    47    1/25/2011   $188,671,339.33          107    1/25/2016    $3,103,463.63
    48    2/25/2011   $183,133,714.40          108    2/25/2016    $3,012,233.90
    49    3/25/2011   $177,758,556.20          109    3/25/2016    $2,923,684.13
    50    4/25/2011   $172,541,099.75          110    4/25/2016    $2,837,735.65
    51    5/25/2011   $167,476,719.78          111    5/25/2016    $2,754,312.09
    52    6/25/2011   $162,560,926.65          112    6/25/2016    $2,673,339.31
    53    7/25/2011   $157,789,362.33          113    7/25/2016    $2,594,745.36
    54    8/25/2011   $153,157,796.62          114    8/25/2016    $2,518,460.38
    55    9/25/2011   $148,662,123.33          115    9/25/2016    $2,444,416.59
    56   10/25/2011   $144,200,857.10          116   10/25/2016    $2,372,548.17
    57   11/25/2011   $139,849,867.48          117   11/25/2016    $2,302,791.25
    58   12/25/2011   $135,034,951.16          118   12/25/2016    $2,235,083.84
    59    1/25/2012   $124,639,193.57          119    1/25/2017      $395,982.86
    60    2/25/2012    $75,602,486.81          120    2/25/2017            $0.00

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

Interest Available Rate
-----------------------

Interest Available Rate:       On any Distribution Date and any class of Offered
                               Certificates, the per annum rate equal to (a) the interest received from the mortgage loans adjusted to account for any Net Swap Payments or Swap Termination Payments payable the Certificate
                               Swap Provider divided by the aggregate principal balance of the mortgage loans and multiplied by
                               (b) a fraction equal to (x) 360 divided by (y) the actual number of days in the related Accrual
                               Period.

     The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and (ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


                    AFC at 30% CPR                  AFC at 30% CPR
              incl. both Neg and Pos Swap     incl. both Neg and Pos Swap
Date        All Benchmarks at Pricing Rates      All Benchmarks at 20%
---------   -------------------------------   ---------------------------
25-Mar-07               6.97283                         21.65283
25-Apr-07               6.36559                         21.04559
25-May-07               6.40045                         21.08045
25-Jun-07               6.36559                         21.04559
25-Jul-07               6.40045                         21.08045
25-Aug-07               6.36559                         21.04559
25-Sep-07               6.36559                         21.04559
25-Oct-07               6.40045                         21.08045
25-Nov-07               6.36559                         21.04559
25-Dec-07               6.40045                         21.08045
25-Jan-08               6.36559                         21.04559
25-Feb-08               6.36559                         21.04559
25-Mar-08               6.43770                         21.11770
25-Apr-08               6.36559                         21.04559
25-May-08               6.40044                         21.08044
25-Jun-08               6.36559                         21.04559
25-Jul-08               6.40044                         21.08044
25-Aug-08               6.36559                         21.04559
25-Sep-08               6.36559                         21.04559
25-Oct-08               6.40044                         21.08044
25-Nov-08               6.36559                         21.04559
25-Dec-08               6.40044                         21.08044
25-Jan-09               6.36559                         21.04559
25-Feb-09               6.36559                         21.04559
25-Mar-09               6.47761                         21.15761
25-Apr-09               6.36559                         21.04559
25-May-09               6.40044                         21.08044
25-Jun-09               6.36559                         21.04559
25-Jul-09               6.40044                         21.08044
25-Aug-09               6.36558                         21.04558
25-Sep-09               6.36558                         21.04558
25-Oct-09               6.40044                         21.08044
25-Nov-09               6.36558                         21.04558
25-Dec-09               6.40044                         21.08044
25-Jan-10               6.36558                         21.04558
25-Feb-10               6.36558                         21.04558
25-Mar-10               6.47761                         21.15761
25-Apr-10               6.36558                         21.04558
25-May-10               6.40043                         21.08043
25-Jun-10               6.36558                         21.04558
25-Jul-10               6.40043                         21.08043
25-Aug-10               6.36558                         21.04558
25-Sep-10               6.36558                         21.04558
25-Oct-10               6.40043                         21.08043
25-Nov-10               6.36558                         21.04558
25-Dec-10               6.40043                         21.08043
25-Jan-11               6.36558                         21.04558
25-Feb-11               6.36558                         21.04558
25-Mar-11               6.47760                         21.15760
25-Apr-11               6.36557                         21.04557
25-May-11               6.40043                         21.08043
25-Jun-11               6.36557                         21.04557
25-Jul-11               6.40043                         21.08043
25-Aug-11               6.36557                         21.04557
25-Sep-11               6.36557                         21.04557
25-Oct-11               6.39995                         21.07374
25-Nov-11               6.36530                         21.03086
25-Dec-11               6.40358                         21.01910
25-Jan-12               6.39926                         20.50760
25-Feb-12               6.67555                         16.88999
25-Mar-12               6.91933                         17.24088
25-Apr-12               6.67550                         16.89038
25-May-12               6.79330                         17.06007
25-Jun-12               6.67545                         16.89078
25-Jul-12               6.79323                         17.06046
25-Aug-12               6.67541                         16.89118
25-Sep-12               6.67538                         16.89139
25-Oct-12               6.79313                         17.06106
25-Nov-12               6.67533                         16.89181
25-Dec-12               6.79306                         17.06148
25-Jan-13               6.67528                         16.89225
25-Feb-13               6.67525                         16.89247
25-Mar-13               7.05362                         17.43730
25-Apr-13               6.67520                         16.89292
25-May-13               6.79288                         17.06257
25-Jun-13               6.67515                         16.89338
25-Jul-13               6.79280                         17.06302
25-Aug-13               6.67509                         16.89385



Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.388%, 5.367%, and 5.038%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed. Reflects both payments made to and received from the Certificate Swap Provider.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


Excess Spread(1)(2)

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied, (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of 30% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


Period      Excess Interest    Period      Excess Interest
---------   ---------------    ---------   ---------------
25-Mar-07         1.539%       25-Jun-10       0.898%
25-Apr-07         0.931%       25-Jul-10       0.935%
25-May-07         0.964%       25-Aug-10       0.902%
25-Jun-07         0.928%       25-Sep-10       0.904%
25-Jul-07         0.962%       25-Oct-10       0.942%
25-Aug-07         0.925%       25-Nov-10       0.909%
25-Sep-07         0.924%       25-Dec-10       0.947%
25-Oct-07         0.957%       25-Jan-11       0.914%
25-Nov-07         0.921%       25-Feb-11       0.917%
25-Dec-07         0.954%       25-Mar-11       1.032%
25-Jan-08         0.918%       25-Apr-11       0.925%
25-Feb-08         0.916%       25-May-11       0.964%
25-Mar-08         0.987%       25-Jun-11       0.934%
25-Apr-08         0.913%       25-Jul-11       0.973%
25-May-08         0.946%       25-Aug-11       0.943%
25-Jun-08         0.909%       25-Sep-11       0.948%
25-Jul-08         0.942%       25-Oct-11       0.988%
25-Aug-08         0.906%       25-Nov-11       0.958%
25-Sep-08         0.904%       25-Dec-11       1.002%
25-Oct-08         0.936%       25-Jan-12       1.003%
25-Nov-08         0.899%       25-Feb-12       1.285%
25-Dec-08         0.932%       25-Mar-12       1.535%
25-Jan-09         0.895%       25-Apr-12       1.298%
25-Feb-09         0.893%       25-May-12       1.422%
25-Mar-09         1.002%       25-Jun-12       1.310%
25-Apr-09         0.888%       25-Jul-12       1.435%
25-May-09         0.920%       25-Aug-12       1.323%
25-Jun-09         0.884%       25-Sep-12       1.330%
25-Jul-09         0.918%       25-Oct-12       1.454%
25-Aug-09         0.883%       25-Nov-12       1.344%
25-Sep-09         0.883%       25-Dec-12       1.469%
25-Oct-09         0.918%       25-Jan-13       1.358%
25-Nov-09         0.882%       25-Feb-13       1.366%
25-Dec-09         0.917%       25-Mar-13       1.752%
25-Jan-10         0.882%       25-Apr-13       1.381%
25-Feb-10         0.882%       25-May-13       1.506%
25-Mar-10         0.993%       25-Jun-13       1.396%
25-Apr-10         0.889%       25-Jul-13       1.522%
25-May-10         0.930%       25-Aug-13       1.413%


(1) Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.388%, 5.367%, and 5.038%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

(2) Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, swap payment owed to the Certificate Swap Provider) plus swap payment received by the trust less total interest (including Net Rate Carryover) on the Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 360 divided by the actual number of days in the related Accrual Period.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


Sensitivity Table -- To Call
----------------------------
The assumptions for the sensitivity table below are as follows:

o    The pricing prepayment assumptions as per below are applied
o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.388%, 5.367% and 5.038%, respectively
o    10% Clean Up Call is exercised

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-1       WAL               3.29           2.15           1.23          1.00          0.84           0.61          0.47
                  First Prin Pay    1              1              1             1             1              1             1
                  Last Prin Pay     91             60             34            27            23             16            12

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-2       WAL               10.01          6.65           3.78          3.00          2.42           1.75          1.32
                  First Prin Pay    91             60             34            27            23             16            12
                  Last Prin Pay     152            104            60            48            40             27            20

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-3       WAL               16.77          11.93          6.98          5.65          4.70           3.24          2.33
                  First Prin Pay    152            104            60            48            40             27            20
                  Last Prin Pay     225            162            96            78            65             47            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-4       WAL               7.64           5.24           3.03          2.44          2.02           1.43          1.06
                  First Prin Pay    1              1              1             1             1              1             1
                  Last Prin Pay     225            162            96            78            65             47            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-1       WAL               12.97          8.99           5.26          4.44          3.96           3.56          2.91
                  First Prin Pay    79             51             37            38            39             41            35
                  Last Prin Pay     225            162            96            78            65             47            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-2       WAL               12.97          8.99           5.26          4.44          3.92           3.47          2.91
                  First Prin Pay    79             51             37            38            38             40            35
                  Last Prin Pay     225            162            96            78            65             47            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-3       WAL               12.97          8.99           5.26          4.43          3.91           3.43          2.91
                  First Prin Pay    79             51             37            37            38             39            35
                  Last Prin Pay     225            162            96            78            65             47            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-4       WAL               12.97          8.99           5.26          4.41          3.91           3.41          2.91
                  First Prin Pay    79             51             37            37            38             39            35
                  Last Prin Pay     225            162            96            78            65             47            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-5       WAL               12.85          8.90           5.20          4.35          3.86           3.35          2.91
                  First Prin Pay    79             51             37            37            37             38            35
                  Last Prin Pay     225            162            96            78            65             47            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-6       WAL               12.51          8.62           5.02          4.20          3.70           3.22          2.91
                  First Prin Pay    79             51             37            37            37             38            35
                  Last Prin Pay     210            150            88            71            59             43            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-7       WAL               11.89          8.13           4.71          3.95          3.49           3.13          2.91
                  First Prin Pay    79             51             37            37            37             37            35
                  Last Prin Pay     193            136            79            64            53             38            35

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-8       WAL               10.14          6.77           3.91          3.36          3.13           3.08          2.91
                  First Prin Pay    79             51             37            37            37             37            35
                  Last Prin Pay     162            112            64            52            43             37            (35)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


Sensitivity Table -- To Maturity
--------------------------------
The assumptions for the sensitivity table below are as follows:

o    The pricing prepayment assumptions as per below are applied
o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.388%, 5.367% and 5.038%, respectively
o    10% Clean Up Call is not exercised


------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-1       WAL               3.29           2.15           1.23          1.00          0.84           0.61          0.47
                  First Prin Pay    1              1              1             1             1              1             1
                  Last Prin Pay     91             60             34            27            23             16            12

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-2       WAL               10.01          6.65           3.78          3.00          2.42           1.75          1.32
                  First Prin Pay    91             60             34            27            23             16            12
                  Last Prin Pay     152            104            60            48            40             27            20

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR        15% CPR        25% CPR       30% CPR       35% CPR        45% CPR       55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-3       WAL               18.50           13.66         8.18          6.64           5.52          3.83           2.66
                  First Prin Pay    152             104           60            48             40            27             20
                  Last Prin Pay     346             311           210           174            146           107            80

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-4       WAL               8.03            5.63          3.30          2.67           2.20          1.56           1.13
                  First Prin Pay    1               1             1             1              1             1              1
                  Last Prin Pay     346             311           210           174            146           107            80

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-1       WAL               13.52           9.49          5.60          4.71           4.17          3.72           3.88
                  First Prin Pay    79              51            37            38             39            41             44
                  Last Prin Pay     279             212           130           106            88            63             49

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-2       WAL               13.36           9.34          5.50          4.62           4.07          3.58           3.60
                  First Prin Pay    79              51            37            38             38            40             42
                  Last Prin Pay     260             193           117           95             79            57             44

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-3       WAL               13.23           9.22          5.41          4.55           4.00          3.50           3.47
                  First Prin Pay    79              51            37            37             38            39             41
                  Last Prin Pay     248             182           109           89             73            53             42

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-4       WAL               13.08           9.08          5.32          4.45           3.94          3.43           3.40
                  First Prin Pay    79              51            37            37             38            39             40
                  Last Prin Pay     237             173           103           83             69            50             41

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-5       WAL               12.85           8.90          5.20          4.35           3.86          3.35           3.31
                  First Prin Pay    79              51            37            37             37            38             39
                  Last Prin Pay     227             164           97            78             65            47             40

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-6       WAL               12.51           8.62          5.02          4.20           3.70          3.22           3.24
                  First Prin Pay    79              51            37            37             37            38             39
                  Last Prin Pay     210             150           88            71             59            43             39

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-7       WAL               11.89           8.13          4.71          3.95           3.49          3.13           3.16
                  First Prin Pay    79              51            37            37             37            37             38
                  Last Prin Pay     193             136           79            64             53            38             39

------------------------------------------------------------------------------------------------------------------------------------
                                    10% CPR         15% CPR       25% CPR       30% CPR        35% CPR       45% CPR        55% CPR
------------------------------------------------------------------------------------------------------------------------------------
Class I-M-8       WAL               10.14           6.77          3.91          3.36           3.13          3.08           3.09
                  First Prin Pay    79              51            37            37             37            37             37
                  Last Prin Pay     162             112           64            52             43            37             38
------------------------------------------------------------------------------------------------------------------------------------

                                       21

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------


Breakeven Analysis
------------------

                                                             Static

Class                    I-M-1          I-M-2       I-M-3         I-M-4       I-M-5        I-M-6          I-M-7        I-M-8
Rating (M/ S)            Aa1/ AA+       Aa2/ AA     Aa3/ AA-      A1/ A+      A2/ A        Baa1/ BBB+     Baa3/ BBB    NR/ BBB-

Loss Severity            25%            25%         25%           25%         25%          25%            25%          25%
Indices                  Static         Static      Static        Static      Static       Static         Static       Static
Default (CDR)            9.78           8.41        7.47          6.73        5.83         5.08           4.18         3.37
Collateral Loss (%)      5.63           4.97        4.50          4.11        3.63         3.21           2.69         2.21




                                                             Forward

Class                    I-M-1          I-M-2       I-M-3         I-M-4       I-M-5        I-M-6          I-M-7        I-M-8
Rating (M/ S)            Aa1/ AA+       Aa2/ AA     Aa3/ AA-      A1/ A+      A2/ A        Baa1/ BBB+     Baa3/ BBB    NR/ BBB-

Loss Severity            25%            25%         25%           25%         25%          25%            25%          25%
Indices                  Forward        Forward     Forward       Forward     Forward      Forward        Forward      Forward
Default (CDR)            9.66           8.32        7.39          6.67        5.79         5.06           4.18         3.38
Collateral Loss (%)      5.57           4.93        4.46          4.08        3.61         3.20           2.70         2.22




Assumptions
  Run at pricing speed assumption of 30% CPR to Maturity
  All Trigger Events Failing
  12 month lag to recovery
  "Break" is CDR that is before the first dollar of loss on the related bond Defaults are in addition to prepayments
  Servicer advances 100% principal and interest until liquidation

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group            February 21, 2007
BCAP LLC Trust, 2007-AA1, Group I
--------------------------------------------------------------------------------

Contact Information
-------------------



                        Barclays Capital

-------------------------------------------------------------------
ABS Finance
-------------------------------------------------------------------
Jay Kim                                   (212) 412-7621
                                          jay.kim@barcap.com
Glen Greeley                              (212) 412-6741
                                          glen.greeley@barcap.com
Michael Dryden                            (212) 412-7539
                                          michael.dryden@barcap.com
Julie Park                                (212) 412-1134
                                          julie.park@barcap.com
Alison Cohen                              (212) 412-6906
                                          alison.cohen@barcap.com
-------------------------------------------------------------------
Structure & Collateral
-------------------------------------------------------------------
Maggie Jiang                              (212) 412-6894
                                          maggie.jiang@barcap.com
Belinda Torres                            (212) 412-7592
                                          belinda.torres@barcap.com
Martin Akguc                              (212) 412-2442
                                          martin.akguc@barcap.com
Dan King                                  (212) 412-3676
                                          daniel.king@barcap.com
Reema Gupta                               (212) 412-5188
                                          reema.gupta@barcap.com
-------------------------------------------------------------------
Trading
-------------------------------------------------------------------
Steve Cozine                              (212) 412-1316
                                          steve.cozine@barcap.com
Bret Ackerman                             (212) 412-5318
                                          bret.ackerman@barcap.com
Rich Chung                                (212) 412-5332
                                          richard.chung@barcap.com
-------------------------------------------------------------------


                                 Rating Agencies

-------------------------------------------------------------------
Standard & Poor's
-------------------------------------------------------------------
Jonathan Conon                            (212) 438-2037
                                          jonathan_conon@sandp.com
-------------------------------------------------------------------
Moody's
-------------------------------------------------------------------
Stephanie Poage                           (415) 274-1741
                                          stephanie.poage@moodys.com
-------------------------------------------------------------------

                                       23